UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2018

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around October 5, 2018.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                 liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                 failing to maintain and protect our brand, independence, and reputation;

•                 failing to differentiate our products and continuously create innovative, proprietary research tools;

•                 failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                 trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•                 inadequacy in our business continuity program in the event of a material emergency or adverse political or regulatory developments;

•                 liability related to the storage of personal information related to individuals as well as portfolio and account-level information;

•                 compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                 an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;

•                 downturns in the financial sector, global financial markets, and global economy;

•                 the effect of market volatility on revenue from asset-based fees;

•                 the failure of acquisitions and other investments to produce the results we anticipate;

•                 the failure to recruit, develop, and retain qualified employees;

•                 challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•                 liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and

•                 the failure to protect our intellectual property rights or claim of intellectual property infringement against us.

Investor Questions and Answers: September 14, 2018

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through September 14, 2018.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Morningstar Managed Portfolios

1.              The July 25, 2018 press release notes that 19,000 advisors globally use Morningstar Managed Portfolio (making up $44.7B of assets under management).  For the advisors working most closely with Morningstar Managed Portfolios, what percent of the assets they advise reside in the Managed Portfolio program (penetration rate of existing customers)?  And, what percent of your broader set of 255,000 financial advisors using Morningstar products does Morningstar think could start using Morningstar Managed Portfolios?

We do not disclose our estimates of the percentage of advisor client assets under management or advisement in Morningstar Managed Portfolios. That said, we believe there is ample opportunity for us to win more of our existing clients’ assets, as well as win new clients, as advisor practices evolve over time to cope with the rise of digital advice offerings, a heightened fiduciary environment, and increasing demand for value-added services as part of a comprehensive financial plan. Cerulli Associates estimates that out of $5.3 trillion in managed assets in the U.S. at the end of 2017, approximately $3.0 trillion of these are outsourced using non-rep managed programs, which we consider to be addressable. Over the next four years, Cerulli expects that managed assets in the U.S. will reach approximately $8 trillion, which includes about $4.5 trillion in addressable assets. We’re excited about the sizable opportunity this represents for us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 14, 2018	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer